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                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35386, 33-78524, and 33-78522) of Chattem, Inc. of our report dated March 3, 1998 relating to the financial statements of the Ban deodorant and antiperspirant product lines of Bristol-Myers Products, a division of Bristol-Myers Squibb Company, which appears on page 4 of Form 8-K of Chattem, Inc. dated March 24, 1998.





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PRICE WATERHOUSE LLP
New York, New York
April 8, 1998